UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2014 (March 18, 2014)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2014 and after the closing of trading on the NASDAQ Global Market, Nanosphere, Inc. (the “Company”), entered into a common stock purchase agreement dated as of March 18, 2014 (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30 million of shares of the Company’s common stock over the 24-month term of the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital dated as of March 18, 2014 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale of the shares of the Company’s common stock that may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a prospectus supplement to the Company’s prospectus, dated November 5, 2012, filed as part of the Company’s effective $100 million shelf registration statement on Form S-3, File No. 333-183916, registering all of the shares of common stock that may be offered and sold to Aspire Capital from time to time.

Under the Purchase Agreement, on any business day on which the closing sale price of the Company’s common stock equals or exceeds $0.75 per share (the “Floor Price”), the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 50,000 shares of the Company’s common stock per trading day (each, a “Purchase Share”), up to $30 million of the Company’s common stock in the aggregate. The Company also may mutually agree with Aspire Capital to increase the number of Purchase Shares that may be sold per business day to as much as an additional 1,000,000 shares per business day. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the Company’s common stock on the date of sale, or (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement shall be limited to 15,368,333 (the “Exchange Cap”), which represents 19.99% of the Company’s outstanding shares of common stock as of March 18, 2014, unless stockholder approval or an exception pursuant to the rules of the NASDAQ Global Market is obtained to issue more than 19.99%. This limitation shall not apply if, at any time the Exchange Cap is reached and at all times thereafter, the average price paid for all shares issued under the Purchase Agreement is equal to or greater than $2.17, which was the closing sale price of the Company’s common stock on March 17, 2014. The Company is not required or permitted to issue any shares of common stock under the Purchase Agreement if such issuance would breach its obligations under the rules or regulations of the NASDAQ Global Market. If the Company elects to sell more than the 15,368,333 shares of its common stock, it must first obtain the approval of its stockholders to do so, if necessary, and register under the Securities Act the sale of any additional shares the Company may elect to sell to Aspire Capital before it can put such additional shares to Aspire Capital under the Purchase Agreement.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to a percentage (not to exceed 30%) of the aggregate shares of common stock traded on The NASDAQ Global Market on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the date of sale and (ii) 95% of the volume weighted average price for the Company’s common stock traded on The NASDAQ Global Market on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of the Company’s common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by the Company in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of the Company’s common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of the Company’s common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of the Company’s common stock fell below the VWAP Minimum Price Threshold.

The Floor Price and the respective prices and share numbers in the preceding paragraphs shall be appropriately adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction. Additionally, the Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of the Company’s common stock that Aspire Capital and its affiliates beneficially own, would result in Aspire Capital and its affiliates beneficially owning more than 19.99% of the Company’s then issued and outstanding common stock.

There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of any sales of its common stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from us as we direct in accordance with and subject to the terms and conditions of the Purchase Agreement. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any penalty or cost to the Company. Also, Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging, which establishes a net short position with respect to the Company’s common stock during any time prior to the termination of the Purchase Agreement.

The Purchase Agreement provides for customary events of default, upon the occurrence of which Aspire Capital may terminate the Purchase Agreement. Such events of default include, without limitation:

•	the lapse, or unavailability to Aspire Capital for the sale of shares of the Company’s common stock, of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, subject to specified cure periods;

•	the suspension from trading or failure of the Company’s common stock to be listed on a Principal Market (as defined in the Purchase Agreement) for a period of three consecutive business days;

•	the delisting of the Company’s common stock from the Principal Market, provided the Company’s common stock is not within three business days thereafter trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTC Bulletin Board or the OTCQB or OTCQX market places of the OTC Markets;

•	the failure for any reason by the Company’s transfer agent to issue Purchase Shares to Aspire Capital within five business days after the applicable Purchase Date (as defined in the Purchase Agreement) that Aspire Capital is entitled to receive;

•	if any proceeding against the Company is commenced pursuant to or within the meaning of any Bankruptcy Law;

•	if at any time the number of shares sold pursuant to the Purchase Agreement exceeds the Exchange Cap, if applicable, unless and until stockholder approval is obtained; and

•

any breach by the Company of the representations, warranties, covenants or other term or condition contained in the Purchase Agreement or any related agreements that would reasonably be expected to have a material adverse effect except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five business days.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement. For a full description of all terms, please refer to copies of the Purchase Agreement and the Registration Rights Agreement that are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement. The Company’s press release announcing its entry into the Purchase Agreement with Aspire Capital is filed herewith as Exhibit 99.1

The legal opinion, including the related consent, of Seyfarth Shaw LLP relating to the issuance of shares of the Company’s common stock pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Common Stock Purchase Agreement, dated as of March 18, 2014, by and between Nanosphere, Inc. and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of March 18, 2014, by and between Nanosphere, Inc. and Aspire Capital Fund, LLC.

99.1	Press Release of Nanosphere, Inc. dated March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr. Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

Date: March 18, 2014

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Common Stock Purchase Agreement, dated as of March 18, 2014, by and between Nanosphere, Inc. and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of March 18, 2014, by and between Nanosphere, Inc. and Aspire Capital Fund, LLC.

99.1	Press Release of Nanosphere, Inc. dated March 18, 2014.